Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

13-09

Contacts:	Investors - Kip Rupp, CFA
Media - Stephanie Moreland
Quanta Services, Inc.
713-629-7600

Quanta Services Announces Retirement of Executive Chairman John R. Colson

HOUSTON, April 2, 2013 — Quanta Services, Inc. (NYSE: PWR) today announced that John R. Colson, the company’s founder and executive chairman, will retire as executive chairman of the board of directors at the annual stockholders’ meeting on May 23, 2013. In anticipation of his retirement, Mr. Colson will not stand for election to the Board at the 2013 annual meeting of stockholders. It is expected that the board of directors will appoint a new non-executive chairman of the board following the annual stockholders’ meeting. Mr. Colson founded Quanta Services in 1997 and has served as executive chairman of the Board of Directors since May 2011. Mr. Colson previously served as chairman of the Board from 2002 to May 2011 and as chief executive officer from December 1997 to May 2011. He joined PAR Electrical Contractors, Inc., an electrical specialty contractor and one of Quanta’s founding operating units, in 1971 and served as its president from 1991 until December 1997.

“Since Quanta’s inception in 1997, John Colson has led the company to become North America’s leading specialty contractor in the energy infrastructure market,” said Jim O’Neil, president and chief executive officer of Quanta Services, Inc. “On the behalf of the Quanta organization, I would like to thank John for his dedication and contributions to this company.”

“Jim and his management team led Quanta to its best year ever in 2012 and they are well positioned to take the company to higher levels of success. With a proven management team in place, I am now ready to take the last step in my succession plan,” said John Colson. “I would like to thank the Quanta Services employees and shareholders for their confidence and support through the years.”

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and natural gas and pipeline industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining network infrastructure. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in certain markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in certain international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

# # #

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding market leadership, growth opportunities and outlook, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the effects of industry, economic or political conditions outside of the control of Quanta; trends and growth opportunities in relevant markets; the potential to incur losses with respect to our operations; the ability to generate internal growth; the ability to successfully identify and complete acquisitions; the ability to effectively compete for new projects and market share; risks associated with operating in international markets; potential liabilities associated with multiemployer pension plans; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; and the ability to capitalize on business opportunities and other factors affecting Quanta’s business generally, including risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2012 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.